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                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                RIDGEVIEW, INC.


          The undersigned corporation (the "Corporation") hereby executes these Amended and Restated Articles of Incorporation for the purpose of integrating into one document its original Articles of Incorporation and all past and current amendments thereto:
                                   ARTICLE 1

     The name of the Corporation is Ridgeview, Inc.


                                   ARTICLE 2

     The period of duration of the Corporation shall be perpetual.


                                   ARTICLE 3

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.


                                   ARTICLE 4

     The aggregate number of shares which the Corporation shall have authority to issue is 22,000,000 divided into Twenty Million (20,000,000) Common Shares and Two Million (2,000,000) Preferred Shares, all of which shares shall have a par value of $.01. The preferences, limitations and relative rights of each class and series of shares are as follows:

     Common Shares

          The Common Shares shall be entitled to one vote per share and to all other rights of shareholders subject to any rights granted to the Preferred Shares.

     Preferred Shares

          The Preferred Shares may be issued in one or more series with such designations, preferences, limitations, and
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     relative rights as the Board of Directors may determine from time to time in accordance with applicable law.


                                   ARTICLE 5

     Except as may otherwise be provided herein, the shareholders of the Corporation shall have no preemptive right to acquire additional shares of the Corporation.


                                   ARTICLE 6

     Shareholders shall not have the right of cumulative voting at an election of directors.


                                   ARTICLE 7

     The address of the registered office of the Corporation is 2101 North Main Avenue, Newton, Catawba County, North Carolina 28658, and the name of the registered agent at such address is Hugh R. Gaither. The mailing address of the registered office is P. O. Box 8, Newton, NC 28658.


                                   ARTICLE 8

     To the fullest extent permitted by the North Carolina Business Corporation Act, as the same exists or may hereafter be amended, or other law, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise for monetary damage for breach of duty as a director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE 9

     The provisions of the North Carolina Shareholders Protection Act, as set forth in Article 9, "Shareholders Protection Act," of the North Carolina Business Corporation Act shall not be applicable to the Corporation.


                                   ARTICLE 10

     The provisions of the North Carolina Control Share Acquisition Act, as set forth in Article 9A, "Control Share Acquisition Act," of the North Carolina Business Corporation Act shall not be applicable to the Corporation.

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                                   ARTICLE 11

          (a) Any purchase by the Corporation of shares of Voting Stock (as hereinafter defined) from an Interested Shareholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof, other than pursuant to an offer to the holders of all of the outstanding shares of the same class as those so purchased, at a per share price in excess of the Market Price (as hereinafter defined), at the time of such purchase, of the shares so purchased, shall require the affirmative vote of the holders of a majority of the voting power of the Voting Stock not beneficially owned by the Interested Shareholder, voting together as a single class.

          (b) In addition to any affirmative vote required by law or the Articles of Incorporation:

               (i) Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder;

               (ii) Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more;

               (iii) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities (including any securities that are convertible into equity securities) of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities, or other property (or combination thereof);

               (iv) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or



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               (v)    Any reclassification of securities (including any reverse
                      reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity (including any securities that are convertible into equity securities) securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder

shall require the affirmative vote of the holders of a majority of the voting power of the Voting Stock not beneficially owned by any Interested Shareholder, voting together as a single class; provided, however, that no such vote shall be required for (A) the purchase by the Corporation of shares of Voting Stock from an Interested Shareholder unless such vote is required by Subparagraph (a) of this Article 11, (B) any transaction approved by a majority of the Disinterested Directors (as hereinafter defined), or (C) any transaction with an Interested Shareholder who has beneficially owned his shares of Voting Stock for two years or more.

          (c)  For the purpose of this Article 11:

               (i) A "person" shall mean any individual, firm, corporation, partnership, or other entity.

               (ii) "Voting Stock" shall mean all outstanding shares of the the Corporation entitled to vote generally in the election of directors and each reference to a proportion
                      of shares of Voting Stock shall   refer to such
                      proportion of the votes entitled to be cast by such shares.

               (iii) "Interested Shareholder" shall mean any person (other than a person or entity who or which as of October 1, 1996, beneficially owned 10% or more of the outstanding Voting Stock, the Corporation or any Subsidiary of the Corporation or any employee benefit plan maintained by the Corporation or any Subsidiary of the Corporation) who or which:

                      (A) is the beneficial owner, directly or indirectly, of 10% or more of the outstanding Voting Stock;



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                      (B)  is an Affiliate of the Corporation and at any time
                           within the two-year period immediately prior to the date as of which a determination is being made was the beneficial owner, directly or indirectly, of 10% or more of the outstanding Voting Stock; or

                      (C) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date as of which a determination is being made beneficially owned by any person described in subparagraphs
                           (c)(iii)(A) or (B) of this Article 11 if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               (iv)   A person shall be a "beneficial owner" of any Voting
                      Stock:

                      (A) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly;

                      (B) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement, or understanding; or

                      (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

               (v) For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned




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                      through application of subparagraph (c)(iv) of this
                      Article 11, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (vi) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 1, 1996.

               (vii) "Subsidiary" shall mean any corporation of which a majority of the shares thereof entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

               (viii) "Market Price" shall mean:  the last closing sale price immediately preceding the time in question of a share of the stock in question on the Nasdaq National Market, or if such stock is not listed on such market, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such stock is not so quoted, the Fair Market Value at the time in question of a share of such stock as determined by the Board of Directors in good faith.

               (ix)   "Fair Market Value shall mean:

                      (A)  in the case of stock, the Market Price, and

                      (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

               (x) "Disinterested Director" shall mean any member of the the Board of Directors of the Corporation who is not an Affiliate or Associate of an Interested Shareholder and was a member of the Board of Directors prior to the time that the




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                      Interested Shareholder became an Interested Shareholder,
                      and any successor of a Disinterested Director who is not an affiliate or associate of an Interested Shareholder as is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          (d) A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article 11, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder or a transaction or series of transactions constitutes one of the transactions described in subparagraph (b) of this
     Article 11.

          (e) Notwithstanding any other provisions of the Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation, or the Bylaws of the Corporation), the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal, or adopt any provisions inconsistent with this Article 11.


     IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation are signed by the President and Secretary of the Corporation this 9th day of October, 1996.

                              RIDGEVIEW, INC.


                             By: /s/ Hugh R. Gaither
                                 --------------------------------
                                 Hugh R. Gaither, President


                              By: /s/ J. Michael Gaither
                                 --------------------------------
                                 J. Michael Gaither, Secretary



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